# Working capital loan contract

No.: 0304202010296623

Debtor (Party A): Xiamen Star Fashion Culture & Media Co., Ltd dwelling place: Room 2008, No.25, Jiahe Road, Siming District, Xiamen City one

Creditors (Party B): Xiamen International Bank Co., Ltd. Xiamen Branch

Address: Unit 1A, 1B, 2A and 2B, Xingang Plaza, No.10, Hubin North Road, Siming District, Xiamen City

Important: This contract is concluded by both parties on the basis of equality and voluntary through negotiation in accordance with relevant laws and regulations. All the terms of the contract are true expressions of the intention of both parties. In order to fully safeguard the legal rights of the debtor, the creditor hereby requests the debtor to carefully read the terms of the contract, especially the black part thereof, and to pay full attention to its contents. If you have any doubt or uncertainty, please consult Party B and the professional institutions or professionals in time.

After consultation by the parties, Party B agrees to provide the following working capital loans to Party A. In order to clarify the economic responsibilities of the parties, this contract is hereby signed as follows:

1. Total loan amount: (currency, case) RMB eight million yuan only (RMB 8,000,000.00).

**2. Validity term of the loan: from October 29,2020** From until October 29,2023. Upon the termination of the validity period of the loan, the unused loan under this contract will automatically become invalid.

3. Loan interest rate and interest charges:

3.1 The loan interest rate shall be handled in the following way _3.1.1, and the loan interest rate value under this contract shall be the tax-inclusive price including VAT.

**3.1.1 The loan interest rate hereunder shall be calculated in the following sections:**

**(1) From the date of withdrawal to the tenth interest date (inclusive) (hereinafter referred to as the "That Period")**

The loan interest rate under the item is a fixed value of 3.85% (annual interest rate) and will not be adjusted during the period.

The fixed value shall be determined by adding 0% to the one-year loan market quoted interest rate (LPR) announced by the National Interbank Offering Center at the end of business operation one working day prior to the signing of this Contract.

(2) After the expiration of the period listed in the subparagraph (1) above, the loan interest rate under this Contract shall be adjusted at a fixed value 6.05% (annual interest rate), the fixed value shall be determined by the one-year loan market quoted interest rate (LPR) announced by the National Interbank Lending Center at the end of one working day prior to the signing of this contract. The adjusted loan interest rate shall apply to any new loan issued under this Contract and each loan previously issued but not settled. The adjusted fixed interest rate is not adjusted to the maturity date of the loan.

3.2 Interest calculation

3.2.1 The interest shall be calculated from the actual withdrawal date of Party A as described below (1) How to deal with:

(1) (applicable to RMB, US dollar, euro, Japanese yen loan) payable interest = actual withdrawal amount loan interest rate (annual interest rate) payment days 360

(2) (applicable to Hong Kong dollar, Singapore dollar loan) payable interest = actual withdrawal amount loan interest rate (annual interest rate) payment days 365

3.2.2 Interest payment, as described below (2) How to deal with:

(1) (applicable to foreign currency loans, not to discount and overdraft) During the term of this Contract, Party B shall collect the interest on the loan on a quarterly basis on the last day of the month at the end of each

quarter. When party A pays off all the loans under an IOU, party A shall settle the interest of all the loans under the IOU at the same time.

(2) (Applicable to RMB loan, not applicable to discount and overdraft) During the term of this Contract, Party B shall collect the interest on the loan on a quarterly basis, and the interest payment date is the 21st day at the end of each quarter. When party A pays off all the loans under an IOU, party A shall settle the interest on all the loans under the IOU at the same time.

4. Purpose of the loan: The loan under this contract is limited to be used for party A's daily production and operation turnover. Without the written consent of the creditor, the debtor shall not use the loan under the contract for any other purpose. The loan shall not be used for fixed assets, equity and other investments, and shall not be used for the areas and purposes where the production and business operation is prohibited by the state.

**5. Loan Use:**

5.1 Party A shall open a current account with Party B. Each payment used by Party A shall be handled through its current account of Party B.

5.2 During the effective term of the loan, Party A shall submit each payment to Party B two working days in advance

**apply by letter. Party B has the right to unilaterally review and decide whether to issue it. If Party B does not agree to issue the loan for any reason, Party A has no right to ask Party B to issue the loan.**

5.3 If Party B agrees to Party A's withdrawal application, but Party A fails to withdraw the loan at the same time notified, Party A shall use the original currency of the loan as the amount notified /      % Pay compensation to Party B.

5.4 During the effective term of the loan, the amount, term and use of each loan shall be based on the corresponding business vouchers (including but not limited to loan IOU, etc.).

5.5 The loan funds shall be paid externally according to the first clause 5.5.1 below____How to deal with:

5.5.1 Entrusted payment by the Lender. Party A entrusts Party B to transfer the loan funds issued to Party A's account to the transaction objects of Party A conforming to the purposes agreed herein. Party A shall bear all the legal and economic responsibilities arising from the commission.

5.5.2 Independent payment by the debtor. After Party B issues the loan funds to Party A's account, Party A shall independently pay the loan funds to Party A conforming to the purpose agreed herein. Party A shall regularly summarize and report the payment status of the loan funds to Party B.

**5.6 In the process of loan payment, if Party A's credit status decreases, or the profitability of its main business is not strong, or**

**If the use of the loan funds is abnormal, the external payment method of the loan funds shall be adjusted to all of**

**5.5.1 Party B shall have the right to stop the issuance and payment of the loan funds.**

5.7 The loans repaid under this Contract shall not be used again.

5.8 (only applicable to the case of multi-contract loan plus aggregate control) The loan balance under this Contract between Party A and Party A in Party B_The total balance of the loan occupied under the Contract shall not exceed go beyond the limit / (Fill in the amount in case) (the exchange rate by / obversion).

5 .9 Other conditions:______________________________

**6. Repayment of principal and interest:**

6.1 Party A shall pay the loan principal and interest in full and on time and as agreed herein. Party A authorizes Party B to voluntarily collect the loan principal, interest, penalty interest, penalty interest, liquidated damages and other expenses (if any) from the account funds opened by Party A in the branches of Xiamen International Bank Co., Ltd. Such money may be the original currency of the loan or any other currency converted into the equivalent of the original currency of the loan.

6.2 The amount in Party A's account is not sufficient to pay the principal, interest and other fees due hereunder

If used (if any), Party B has the right to decide the order of collection.6.3 Prepayment:

(1) If Party A repays all or part of the undue loan in advance, it shall obtain the prior written consent of Party B and pay the compensation equivalent to / in the original currency of the loan, together with the interest payable and the principal on the advance repayment date.

(2) In the event of prepayment, Party A shall pay the loan principal, interest and all other expenses (if any) at the same time until the date of prepayment.

(3) The order of repayment in advance shall be repaid in accordance with the order of the repayment plan agreed herein.6.4 Party A shall designate a special fund withdrawal account and timely provide Party B with the fund inflow situation of the account

condition.

**7. Guarantee:**

**In order to guarantee the performance of its obligations hereunder, Party A shall provide legal and effective guarantee to Party B in Article 7.1 below.**

7. 1 By__Jenn__Jie (hereinafter referred to as "Guarantor") shall provide full liability and joint guarantee for the repayment of all debts owed to Party B by Party A hereunder (attached).

7.2 With__/ (The "mortgagor") where the ownership is located in /______and so on_____Provide mortgage guarantee for the repayment of all debts owed by Party A to Party B under this Contract, and give Party B the first priority of compensation (the mortgage contract is attached otherwise).

7.3 By /____(Hereinafter referred to as "Pledgor A") Deposit in Party B (currency) /_______(Capital of amount) / and its fruits shall provide pledge guarantee for the repayment of all debts owed by Party A to Party B hereunder, and party B shall be given the first priority of compensation (the pledge contract is also attached).

7.4 Deposit (currency) delivered to Party B at / ("pledgor B") / (in words of amount) /_____The fruits shall be all owed by Party A to Party B hereunder

Debt repayment shall be provided with pledge guarantee, and party B shall be given the first priority of compensation (the pledge contract is attached otherwise).7 .5 to / ("pledgor C"), owned_______/ (Fill in the public

The fruits of the shares and shares of the company shall provide pledge guarantee for the repayment of all debts owed by Party A to Party B under this Contract, and party B shall be given the first priority of compensation (the pledge contract is also attached).

7.6 Total amount in favor of Party B issued by the Bank (hereinafter referred to as the "Issuing Bank")

Amount is (currency) / (amount case) /___The irrevocable standby letter of credit shall provide joint and several guarantee for the repayment of all debts owed to Party B by Party A under this Contract. If Party A fails to repay the debts in full and on time as agreed herein, our bank shall have the right to claim the debts owed by Party A from the issuing bank according to the agreed conditions of the letter of credit.

7.7 By Party A to___/________(Fill in the company name) not less than (currency)___/___The receivables (in case of amount) and the corresponding return payment shall provide pledge guarantee for the repayment of all debts owed to Party A to Party B under this Contract. After the withdrawal of accounts receivable, they shall first be used to repay the loan principal and interest, penalty interest, compound interest and other expenses (if any) owed by Party A to Party B, or directly deposit them into Party A. Party A shall deposit in Party B's account into a pledged deposit to guarantee the repayment of the debts owed to Party B under this Contract. Party A warrants that its deposit account in Party B shall be used as the only collection account for accounts receivable.

7.8 Other guarantee conditions:____________________________

**8. Other conditions:**

8.1 Party B shall notify any change in Party A's organizational structure (including shareholder members and share proportion) in advance;

**8.2 Party A shall provide Party B with financial and accounting materials, production and operation status materials and relevant words on a quarterly basis**

Note: Party A shall actively cooperate with and consciously accept Party B's inspection and supervision of its production, operation, financial activities and the use of the loan hereunder;

8.3 Party B shall have the right to inspect and understand Party A's loan payment management, fund application and fund withdrawal, and Party A shall cooperate with Party B in the monitoring of Party A's relevant accounts; Party A shall actively cooperate and facilitate Party B's inspection, understanding and account monitoring;

8.4 In case of any of the following circumstances, Party A shall timely notify Party B and pay off and guarantee the debts as required by Party B.

(1) Changes of the articles of association, business scope, registered capital, domicile, legal representative (responsible person), and changes of equity;

(2) serious difficulties in production and operation, deterioration of financial situation, production suspension, closure, dissolution, liquidation, suspension of business for rectification, business license revoked, revoked or filed for bankruptcy;

(3) involves or may involve major economic disputes, litigation, arbitration, or property is sealed, frozen, detained or supervised according to law;

(4) Members of the board of directors and current senior managers are suspected of major cases or economic disputes or are affected by relevant departments

To give administrative punishment;

(5) The liability accident caused by the violation of relevant laws and regulations of food safety, production safety, environmental protection and other relevant regulations, regulatory regulations or industry standards, which has or may have an adverse impact on its performance of obligations under this Contract;

(6) other major adverse events affecting the solvency.

8.5 during the period of this contract, party a if the action, contracting, leasing, shareholding reform, joint venture, merger, merger, division, joint venture, equity transfer, foreign investment, substantial increase debt financing, apply for suspension for rectification, dissolution, bankruptcy enough to affect the creditor's rights, shall notify party b 30 days in advance and the consent of party b, and according to the requirements of party b to carry out the debt repayment and guarantee.

8.6 Party A shall provide any person with debt guarantee, mortgage, pledge or other forms of guarantee that may affect the repayment of Party B's claims.

8.7 Party A shall truthfully declare to Party B the use of each loan, and promise that the loan borrowed from Party B shall not flow into the securities market or futures market in any form, and shall not violate other legal restrictions or prohibitions on the use of the loan.

8.8 (Only applicable to Group customer loans) Party A shall timely inform Party B in writing of related transactions equivalent to more than 10% of its net assets.

8.9 (Only applicable to guarantee and credit extension) If the guarantor under this Contract stops production, suspension, cancellation, registration, cancellation of business

license, cancellation, bankruptcy and operating loss, and the department loses the guarantee ability corresponding to the loan, Party A shall timely provide other guarantees approved by Party B.

8.10 (only applies to credit / pledge guarantee credit) under the contract loan collateral, pledged property value reduction, accidental damage or loss, or under this contract against / pledge is seized, frozen, seizure, requisition, is included in the scope of demolition or ownership dispute, etc., party a shall timely notify party b, and provide other guarantee.

**9. Statement and warranty:**

**Party A makes the following representations and warranties to Party B, which shall remain valid throughout the term of this Contract:**

9.1 An enterprise legal person or organization established according to the laws of the place of registration and has the main business in the place of registration

The qualification of the place to operate the business stipulated in the business license, documents or articles of association, and has the qualification of the debtor.

9.2 The signing of this Contract has obtained all necessary authorization or approval. The signing and performance of this Contract does not violate the articles of association or relevant laws and regulations, and shall not conflict with any other contract signed or being performed.

9.3 Operating in accordance with the law, with good credit status, and no bad record of credit default, bank debt evasion and cancellation. Guarantee that the loan project and its loan matters comply with the requirements of laws and regulations.

9.4 It has a sound organizational structure and financial management system, not in the process of production and operation in the latest year

Any major violations and disciplines, the current senior management personnel has no major bad record. 9.5 Guarantee that the purpose of the loan is legitimate and legal.

9.6 Party A guarantees to timely provide Party B with complete, true and effective materials, and to cooperate with Party B in the relevant inspection of the loan. All documents, materials, statements and vouchers provided by Party A to Party B for the business hereunder are true, complete, accurate and effective, and there are no false records, material omissions or misleading statements. The financial report provided to party b is, according to the current effective laws, regulations and financial accounting standards, the financial report is true, accurate, complete and effective in all material aspects, fairly reflects the financial situation of party a at the end of the accounting

period, and operating performance during the accounting period, and the financial situation since the deadline of the latest financial report.

9.7 Failure to conceal from Party B any matters that have occurred or have occurred that may affect its financial position and solvency, such as mediation, arbitration, litigation, enforcement and disciplinary and illegal events that may endanger Party B's rights and interests. Party A shall timely notify Party B of any major adverse event affecting its solvency.

9.8 There is no ongoing litigation, arbitration, other administrative procedures or claims that may affect the execution or performance of this Contract and the payment of debts under this Contract.

9.9 Party A has carefully read this Contract and has fully understood and accepted the contents of this Contract. The signing and performance of this Contract by Party A is voluntary, and the full intention is true.

**10. Event of Default:**

**In any of the following circumstances, Party A shall breach the contract and Party B shall have the right to take various measures for the breach agreed herein:**

10.1 Party A violates the terms of this Contract or violates any representation, warranty or commitment hereunder;

10.2 Party A's credit status is declining, or the profitability of its main business is not strong, or the use of loan funds is abnormal;

10.3 Any of the following circumstances has occurred or may affect the performance of Party A's obligations hereunder:

(1) Any other debt that fails to pay off after being due (including being declared to be due early), or that fails to perform or breach its obligations under other agreements;

(2) If financial indicators such as profitability, solvency, operating capacity and cash flow deteriorate, which have or may adversely affect Party A's performance of obligations hereunder, the asset-liability ratio is higher than that___/_______; Other indicators:_____/______ _;

(3) Major adverse changes in brand, customers and market channels, or major adverse changes in ownership structure, production and operation, and foreign investment;

(4) The assets are sealed up, frozen, detained or enforced;

(5) Involving or may involve major economic disputes, litigation or arbitration;

(6) Be investigated and investigated by judicial organs, tax, industrial and commercial administrative law enforcement organs and administrative organs, or take punitive measures according to law;

(7) The legal representative, actual controller, major investors, key management personnel have abnormal changes or are involved in major cases or major assets with property preservation or suspected illegal or criminal acts, but are investigated or restricted by judicial

organs according to law or other events that lead to their inability to normally perform their duties occur;

(8) Closing of business, dissolution, liquidation, suspension of business for rectification, revocation of business license, cancellation or application for failure

*give birth to;*

(9) Liability accidents caused by violations of relevant laws and regulations on food safety, safe production safety, environmental protection and other relevant laws and regulations, regulatory regulations or industry standards;

(10) Other circumstances that may adversely affect the realization of Party B's obligatory rights hereunder. **10.4 The guarantor (i. e., guarantor, mortgagor, pledgor) under the following reasons,**

**If Party A fails to provide any new guarantee that meets the requirements of Party B, it shall be deemed to breach the contract:**

(1) The guarantor violates the provisions of the guarantee documents, or its credit status deteriorates, or other incidents of the weakening of its guarantee ability occur;

(2) The mortgagor violates the provisions of the mortgage contract, or intentionally damages the mortgaged property, or the value of the mortgaged property may or has been significantly reduced, or other events that damage Party B's mortgage rights occur;

(3) The pledgor violates the provisions of the pledge documents, or the value of the pledge has or may be significantly reduced, or other events that damage to Party B's pledge right occur;

(4) Failing to go through the registration and filing procedures with relevant institutions according to the provisions of laws and regulations;

(5) The guarantee under this Contract is not conducive to Party B's creditor's rights (including but not limited to the equity of the target enterprise or the target assets as guarantee, Party A fails to handle the guarantee registration procedures of the equity / target of the target enterprise after the transfer of assets as agreed), and Party A fails to provide other guarantee approved by Party B;

10.5 (Applicable to Group Customer Loan) In any of the following circumstances, Party A shall be deemed to violate this Contract, and Party B shall have the right to take all default measures listed in this Contract:

(1) Using false contracts with related parties to discount or pledge creditor's rights such as notes receivable and accounts receivable without actual trade background to obtain funds or loans;

(2) intentionally evading and abolishing bank creditor's rights through related party transactions.

11. Bault default:

In case of any event of breach agreed herein, Party B shall have the right to take one or more of the following measures and Party A has no objection to:

11.1 Cut back, suspend or terminate the loan, or shorten the effective term of the loan. 11.2 Stop the issuance of loans under this Contract.

11.3 Collect the loans already issued in advance and require Party A to immediately repay all the debts owed to Party B hereunder.

11.4 In addition to continuing to pay the interest not paid by Party A (including all or part of the loan interest, penalty interest and compound interest payable to Party B), Party A shall pay compound interest to Party B for compound interest at the overdue penalty interest rate listed in Article 11.5.

11.5 For the overdue loan principal (including the whole or part of the loan principal due due earlier to Party B), the overdue interest shall be calculated and charged according to the overdue penalty interest rate set forth in this Treaty from the overdue date of the loan principal. The overdue penalty interest rate is the sum of the following two items: (1) the loan interest rate stipulated in article 3. 1 of this contract;

(2) The loan interest rate as stipulated in Article 3. 1 of this Contract 50 %。

11.6 If Party A fails to use the loan according to the purpose agreed herein, it shall pay party B liquidated damages from the date of misappropriation of the misappropriation of the loan until the principal and interest are paid off. The liquidated damages shall be 100% of the loan interest rate set in Article 3.1 hereof.

11.7 If the loan principal is overdue for more than three months (inclusive), In addition to the interest calculated and interest rate stipulated in Article 3.1,11.4,11.5 and the relevant provisions of this Contract, the interest and overdue interest, penalty interest and compound interest, It shall also pay the delay payment to Party B from the date of three months after the expiration of the loan principal, The calculation formula for the delayed performance fee is: the total amount of debt owed by Party A under this Contract (including but not limited to the loan principal, interest, penalty interest, compound interest, etc.) calculated by the expiration of the loan principal of three months * (times) 8% 0

**11.8 Have the right to exercise the security right.**

11.9 Party A has the right to require Party A to provide a new guarantee approved by Party B.

11.10 If Party B realizes the creditor's rights through judicial recourse due to the breach of this Contract, Party A shall bear all expenses incurred in party B to realize the creditor's rights (including but not limited to legal costs, attorney's fees, property preservation fees, travel expenses, execution fee, evaluation fee, auction fee, etc.).

11.11 If party A fails to repay the loan principal, interest, penalty interest, compound interest and other amounts due,

respectively, Party B shall have the right to open from Party A in all local and foreign currency accounts of Party B or other branches of Xiamen International Bank Co., Ltd. to deduct the corresponding amount to repay until all the amounts payable under Party A are repaid. If the deduction is inconsistent with the currency of this contract, it shall be converted according to the exchange rate published by Party B

**pay off.**

## 12. Transfer of rights and obligations

12.1 Party B shall have the right to assign in part or all of its rights hereunder to a third party without the consent of Party A. After the assignment of the creditor's right, the assignee obtains the subordinate rights related to the creditor's right.

12.2 Without the written consent of Party B, Party A shall not assign all or part of its rights and obligations hereunder.

## 13. Effective, change and dissolution

13.1 This Contract shall come into force upon the signature or seal of both the signatories. This contract shall be valid until Party A pays off all the loan principal, interest, penalty interest and compound interest under Party B

Liquidated damages and other expenses agreed hereunder (if any).

13.2 Any change to this Contract shall be made in writing by both parties. The change terms or agreement shall form a part of this Contract and shall have the same legal effect as this Contract. The original clause shall remain in force before the change part takes effect.

13.3 The modification and termination of this Contract shall not affect the right of the contracting parties to claim compensation for losses. The termination of this Contract shall not affect the validity of the relevant dispute resolution clause.

**14. Application of law and dispute resolution**

The conclusion, validity, interpretation, performance and dispute settlement of this Contract shall be governed by the laws of the People's Republic of China (excluding the laws of Hong Kong, Macao Special Administrative Region and Taiwan Region). Any dispute or dispute arising from or in connection with this Contract shall be settled by both parties through negotiation. If no agreement is reached through negotiation, it shall be under the jurisdiction of the people's court where Party B is located.

During the litigation, the provisions of this contract that does not involve the disputed part of the contract shall still be performed.

Other

15.1 The guarantee documents, specific business vouchers (including but not limited to the loan IOU, relevant business vouchers issued by Party B, etc.) and other legal documents related to this Contract shall be an integral part of this Contract.

15.2 Party B's failure to exercise or partially exercise or delay in exercising any right hereunder shall not constitute a waiver or alteration of such right or any other right and shall not affect its further exercise of such right or any other right.

15.3 The invalidity or unenforceability of any provision of this Contract shall not affect the validity and enforceability of any other provisions, nor shall it affect the validity of the whole contract.

15.4 The invalidity of this Contract in whole or in part shall not affect the validity of the security clause.

15.5 The words ″related party″, ″related party relationship″, ″related party″ transactions ″,″ major investor individual ″and″ key management personnel ″ mentioned in this Contract have the same meaning as the same words in the Accounting Standards for Business Enterprises No.36 —— Related Party Disclosure (Accounting [2006] No.3) issued by the Ministry of Finance.

15.6 In this Contract, the title are for reference only and do not constitute any interpretation of the Contract and do not constitute any restriction on the contents and scope of the title.

**16. Other matters agreed upon by both parties:**

16.1 during the validity period of this contract, party a under the contract to pay the upstream loan, party a shall provide party b with the corresponding purchase and sale contract, transfer vouchers and other documents required by party b, party b has the right to check the above documents, decide whether to issue loans and specific loan amount and term, and the loan funds to the payee account stated in the contract.

16.2 During the term of this Contract, Party A may make withdrawals in installments. The term of each loan shall not exceed 12 months and the maturity date of the loan shall not exceed the validity term of this Contract.

16.3 During the term of this contract, party a shall not be used for equity investment, fixed assets (including land development, infrastructure project construction, real estate), equity investment, and shall not be used to return the above purpose of other financial institutions, shall not be used in the production and use, otherwise party b shall have the right to take default measures of article 11 of this contract.

16.4 Term of service

The parties to this contract confirm the following address and way for party b notify party a loan related matters and the debt / guarantee obligations of collection and litigation (arbitration), execution and non litigation case file (including but not limited to litigation, preservation, first instance, second instance, retrial and other various stages of litigation documents, notarization documents, arbitration documents, execution documents, non litigation trial documents, all kinds of notice, evaluation report, materials, etc.) of service address and way:

, Mailing Address: Room 2008, No.25 Jiahe Road, Siming District, Xiamen, 361000, Tel.: 15859898659

Party A (☐ agrees) accepts electronic documents, email address:___/ Electronic service has the same legal effect as written service.

After the above legal documents are sent, except for party A (or the legal representative himself), the office, mail room, property security guards, company colleagues and other adults living with them shall also be deemed to have been served. Party A agrees that the following dates shall be regarded as the date of service: if the letter is sent, three days (calendar days) after the registration or express mail; on the date of special service, on the date of receipt by the recipient; on the delivery of electronic documents, from the date of E-mail success. If Party A refuses to accept it, it shall be deemed to have been delivered within three days (calendar days) after the document is sent.

If the above delivery address and method are changed, Party A shall timely notify Party B, the court, arbitration committee, notary office and other relevant departments in writing within three days (calendar days) from the date of the change, and reconfirm the address and method of delivery in writing. Before Party B and the relevant departments receive the valid notice of the change of address, the above service address shall still be regarded as the valid service address of Party A. If party B needs to notify Party A, party B may also use Party B

Website to post announcements, online banking, mobile banking, telephone, SMS and other ways to notice.

17. This contract is in formula____Three copies, one by Party A and two by Party B, with the same legal effect.

18, Statement of terms

The contracting parties have read all the terms and conditions of this contract and have paid special attention to the blackened font terms of this contract. At the request of the debtor, the creditor has made the corresponding provisions of this contract. The debtor to this contract

The meaning of the relevant paragraph and the corresponding legal consequences have been fully understood and this contract is signed voluntarily.

First party: *secon*

Signature date: October 29, 2020

Signature place: Siming District, Xiamen City

eyewitness: